U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2003

eSpeed, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	0-28191	13-4063515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
135 East 57th Street, New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)
(212) 938-5000
(Registrant's Telephone Number, Including Area Code)
Not applicable
(Former Name or Address, if Changed Since Last Report)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits.

See Exhibit Index attached to this Current Report on Form 8-K.

ITEM 12.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 12, 2003, eSpeed, Inc. (the "Registrant") issued a press release announcing its preliminary operating statistics for the quarter ended September 30, 2003. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with the procedural guidance in SEC Release No. 33-8216, the information in this Current Report on Form 8-K and the Exhibit attached to this Current Report on Form 8-K are being furnished under Item 12 of Form 8-K. The information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

In the press release, the Registrant uses non-GAAP financial measures of revenues, income before income tax provision, net income and earnings per share to supplement its consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, and to better reflect its quarter-over-quarter and comparative first three quarters operating performance. The Registrant also provides a computation of free cash flows. These non-GAAP financial measures do not replace the presentation of GAAP financial results but are provided to enhance overall understanding of the Registrant's current financial performance and prospects for the future. Specifically, the Registrant's management believes that the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to its financial condition and results from operations. In addition, management uses these measures for reviewing the Registrant's financial results and evaluating its financial performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eSpeed, Inc.
Date: November 12, 2003	By: /s/ Howard W. Lutnick Howard W. Lutnick Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit
99.1	Press release of eSpeed, Inc. dated November 12, 2003 containing preliminary operating statistics for the quarter ended September 30, 2003.